Consent of Independent Registered Public Accounting Firm

To the Board of [Trustees][Directors] of
[Registered Investment Company]:

We consent to the use of our reports dated [ ___ ], 2009, with respect to the financial statements of the [Portfolio], a series of [Registered Investment Company], as of December 31, 2008, incorporated herein by reference and to the references to our firm under the headings "Financial Statements and Experts" in the Registration Statement on Form N-14.

[SIGNATURE]